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                        [JENKENS & GILCHRIST LETTERHEAD]
                                                                     Exhibit 5.1
                                February 5, 1998




FelCor Suites Limited Partnership
c/o FelCor Suite Hotels, Inc.
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas  75062-3933

        Re: Registration Statement on Form S-4;$175,000,000 Aggregate Principal Amount of 7 3/8% Senior Notes Due 2004 and $125,000,000 Aggregate Principal Amount of 7 5/8% Senior Notes Due 2007

Dear Ladies and Gentlemen:

     In connection with the registration of $175,000,000 aggregate principal amount of 7 3/8% Senior Notes due 2004 and $125,000,000 aggregate principal amount of 7 5/8% Senior Notes Due 2007 (collectively, the "Exchange Notes") by FelCor Suites Limited Partnership (the "Partnership") under the Securities Act of 1933, as amended (the "Act"), on Form S-4 initially filed with the Securities and Exchange Commission on November 5, 1997 (File No. 333-39595), as amended (the "Registration Statement"), and the concurrent registration of guarantees (the "Guarantees") of the Exchange Notes by FelCor Suite Hotels, Inc., FelCor/CSS Hotels, L.L.C., FelCor/LAX Hotels, L.L.C., FelCor Eight Hotels, L.L.C., FelCor/CSS Holdings, L.P., FelCor/St. Paul Holdings, L.P. and FelCor/LAX Holdings, L.P. (collectively, the "Guarantors"), you have requested our opinion with respect to the matters set forth below. The Exchange Notes will be offered in exchange for like principal amounts of outstanding 7 3/8% Senior Notes due 2004 and 7 5/8% Senior Notes Due 2007 (collectively, the "Old Notes"). The Exchange Notes and Guarantees will be issued pursuant to an indenture (the "Indenture") dated as of October 1, 1997 among the Partnership, the Guarantors and SunTrust Bank, Atlanta, as Trustee (the "Trustee").

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Partnership and the Guarantors in connection with the authorization and issuance of the Exchange Notes and Guarantees, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.


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FelCor Suites Limited Partnership
February 5, 1998
Page 2


        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


        We are opining herein as to the effect on the subject transaction only of the internal laws of the States of Texas and New York, and the Revised Uniform Limited Partnership Act and the Limited Liability Company Act of the State of Delaware, the General Corporation Law of the State of Maryland and judicial and administrative interpretations relating to such statutes, and we express no opinion with respect to the applicability thereto, or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.


        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when (a) the Indenture under which the Exchange Notes will be issued, has been qualified under the Trust Indenture Act of 1939, as amended, (b) the Exchange Notes have been executed by the Partnership and authenticated by the Trustee in accordance with the terms of the Indenture, and (c) the Exchange Notes have been delivered in exchange for the Old Notes in the manner and for the consideration stated in the Registration Statement and the Indenture, the Exchange Notes will constitute valid and binding obligations of the Partnership and the Guarantees will constitute valid and binding obligations of the Guarantors.

        To the extent that the obligations of the Partnership and the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                Jenkens & Gilchrist,
                                                A Professional Corporation


                                                By:  /s/  ROBERT W. DOCKERY
                                                -------------------------------
                                                     Robert W. Dockery


RWD/ws